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                                                                    Exhibit 99.3

[LOGO] FIRST AMERICAN CORPORATION

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NEWS RELEASE






Financial Contact:  Carroll Kimball, Telephone: 615/748-2455,  Fax: 615/748-2755
Media Contact:      Vicki Kessler,   Telephone: 615/748-2912,  Fax: 615/748-2535

For Immediate Release

        FIRST AMERICAN CORPORATION COMPLETES MERGER WITH DEPOSIT GUARANTY

         NASHVILLE, TENN., May 1, 1998 -- First American Corporation
(NASDAQ: FATN) today announced the completion of its merger with Deposit Guaranty Corp. (NYSE: DEP).
         Under the terms of the merger, Deposit Guaranty Shareholders received
1.17 shares of First American common stock for each share of Deposit Guaranty common stock in a tax-free exchange. The transaction will be accounted for as a pooling-of-interests.
         "This is an exciting day for First American," said Dennis C. Bottorff, chairman and CEO. "First American and Deposit Guaranty have long been strong institutions in our respective markets. This merger enhances service to our clients and accelerates our ability to become one of the highest performing, most highly valued companies in the industry," he said.
         E. B. Robinson, Jr., former chairman and CEO of Deposit Guaranty, and now vice chairman and chief operating officer of First American, said, "First American continues to be a financial services provider of the future rather than a bank of the past. We look forward to the benefits of First American's technology and expanded product lines that will occur upon the conversion of our systems in the fall."
         First American Corporation will be the holding company for both First American National Bank and Deposit Guaranty National Bank. Each bank will retain its current name; however, both banks will use the "about life. about you." positioning and theme line currently used by First American. The two banks will operate as separate legal entities until they are converted to a single operating system, which is scheduled to occur in the fall of 1998. Upon conversion, the banks will merge and First American National Bank will "do business as" Deposit Guaranty in Deposit Guaranty's markets. Following the systems conversion, clients will enjoy the benefits of banking interchangeably at either bank's offices.
         In conjunction with the closing of the merger, Robinson and four other members of Deposit Guaranty's Board of Directors have joined the First American Board of Directors.

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FIRST AMERICAN COMPLETES MERGER - PAGE 2 OF 2

         They are; Warren A. Hood, Jr., chairman of Hood Industries Inc.; Howard
L. McMillan, Jr., chairman of the Deposit Guaranty Operations of First American Corporation; John N. Palmer, chairman and CEO of Mobile Telecommunications Technologies Corp; and J. Kelley Williams, chairman and CEO of ChemFirst Inc.
         As a result of the merger, First American is now an $18.2 billion financial services holding company headquartered in Nashville, Tenn., with 335 banking offices and approximately 650 ATMs in Tennessee, Mississippi, Louisiana, Virginia, Kentucky and Arkansas. The company has additional mortgage offices in Oklahoma, Nebraska, Texas, Indiana and Iowa. The corporation is the parent company of First American National Bank, Deposit Guaranty National Bank, First American Federal Savings Bank of Virginia and First American Enterprises Inc. The company also owns 98.75 percent of IFC Holdings, Inc. (formerly INVEST). Through IFC, the company has approximately 1,900 representatives selling mutual funds, annuities and other investment and insurance products in more than 1,000 investment centers throughout the U.S.

         TO THE EXTENT THAT STATEMENTS IN THIS REPORT RELATE TO THE PLANS, OBJECTIVES OR FUTURE PERFORMANCE OF FIRST AMERICAN CORPORATION, THESE STATEMENTS MAY BE DEEMED TO BE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. ACTUAL STRATEGIES AND RESULTS IN FUTURE PERIODS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY EXPECTED DUE TO VARIOUS RISKS AND UNCERTAINTIES. ADDITIONAL DISCUSSION OF FACTORS AFFECTING FIRST AMERICAN'S BUSINESS AND PROSPECTS IS CONTAINED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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